                                                                   EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  We consent to the reference to our firm under the caption "Experts" in this Amendment No. 1 to the Registration Statement (Form S-3) of El Paso Natural Gas Company and to the incorporation by reference therein of our report dated August 9, 1996 with respect to the combined financial statements of Mobil Plastics Division of Mobil Oil Corporation for the period December 29, 1994 to November 17, 1995 and the year ended December 28, 1994 included as an Exhibit to the Current Report of El Paso Natural Gas Company on Form 8-K dated October 22, 1996 filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Buffalo, New York
October 31, 1996